Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS THIRD QUARTER 2005 RESULTS

October 26, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the third quarter ended September 30, 2005.

Site rental revenue for the third quarter of 2005 increased 12.6% percent to $152.3 million, up $17.0 million from $135.2 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 14.3% to $102.2 million, up $12.8 million in the third quarter of 2005 from the same period in 2004. Adjusted EBITDA for the third quarter of 2005 increased $13.8 million, or 19.2%, to $85.8 million, up from $72.0 million for the same period in 2004.

Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased $35.5 million to $53.7 million for the third quarter of 2005, compared to $18.2 million for the third quarter of 2004. Weighted average common shares outstanding decreased to 215.7 million for the third quarter of 2005 from 222.8 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, improved to $0.25 in the third quarter of 2005 compared to $0.08 in the third quarter of 2004.

Net loss was $28.1 million for the third quarter of 2005, inclusive of a $2.7 million loss from the retirement of debt, compared to a net income of $450.7 million for last year’s third quarter, inclusive of $509.1 million of income from discontinued operations and a $13.9 million loss from the retirement of debt. Net loss after deduction of dividends on preferred stock was $37.5 million in the third quarter of 2005, inclusive of a $2.7 million loss from the retirement of debt, compared to net income after deduction of dividends on preferred stock of $440.8 million for the same period last year,

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inclusive of $509.1 million of income from discontinued operations and a $13.9 million loss from the retirement of debt. Third quarter 2005 net loss per share was $(0.17), compared to net income per share of $1.98 in last year’s third quarter, inclusive of $2.29 per share in income from discontinued operations.

“During the last four quarters, we have more than tripled recurring cash flow per share through the achievement of 13% site rental revenue growth, a 45% decrease in interest expense and purchases of our common shares,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “We remain focused on maximizing recurring cash flow per share as we believe it is the best measure of shareholder value. On the operational side, we are very pleased with the amount of new recurring revenue in the third quarter, as we added more tenants to our towers than we had forecasted.”

OPERATING RESULTS

US site rental revenue for the third quarter of 2005 increased $14.3 million, or 11.4%, to $139.8 million, compared to third quarter 2004 US site rental revenue of $125.5 million. US site rental gross margin increased 13.2% to $94.1 million, up $11.0 million in the third quarter of 2005 from the same period in 2004.

Australia site rental revenue for the third quarter of 2005 increased $2.7 million, or 28.0%, to $12.4 million, up from $9.7 million for the same period in 2004. Australia site rental gross margin increased 30.1% to $8.1 million, up $1.9 million in the third quarter of 2005 from the same period in 2004.

INVESTMENTS

During the third quarter of 2005, Crown Castle invested $129.4 million in capital expenditures and purchases of its common stock. During the quarter, Crown Castle purchased approximately 4.7 million shares of its common stock using approximately $112.5 million in cash, an average of $23.98 per share. Common shares outstanding – basic and diluted – were 213.4 million on September 30, 2005. During the third quarter of 2005, Crown Castle spent $16.9 million on capital expenditures, comprised of $3.5 million of sustaining capital expenditures and $13.4 million of revenue generating capital expenditures, of which $5.5 million was spent on existing sites, $2.9 million on land purchases and $5.0 million on the construction of new sites.

Also, as previously announced, during the third quarter, Crown Castle acquired 467 towers from TrinTel Communications, Inc. (“TrinTel”) for approximately $145 million in cash. The acquired

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TrinTel portfolio currently produces approximately $14 million in annualized site rental revenue and approximately $9 million in annualized site rental gross margin. Further, Crown Castle made an additional investment of $55 million in FiberTower Corporation (“FiberTower”), as part of a total of $150 million that FiberTower raised through an equity offering. Crown Castle retains approximately 32%, on a fully diluted basis, of FiberTower and remains FiberTower’s largest shareholder.

“We continue to invest our cash in investments that we believe will maximize long-term recurring cash flow per share,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “Over the last 12 months, we have invested nearly $600 million in the purchase of our common shares and 4% Convertible Notes representing shares that were in the money. These investments will have a compounding long-term impact on recurring cash flow per share as the revenues and resulting cash flow that we expect to produce will now be spread among fewer common shares outstanding. Based on our current run-rates and outlook for 2006, we expect we will invest over $100 million per quarter in a combination of capital expenditures on our existing towers, the acquisition and construction of new towers, and the purchase of our common shares. We remain focused on our long-term goal of 20% to 25% annual growth in recurring cash flow per share through the expected growth in our core tower business and related investments.”

On August 1, 2005, Crown Castle completed a $275 million revolving credit facility. Borrowings under the credit facility may be used for general corporate purposes, including capital expenditures, acquisitions, common stock purchases and dividends. Under the terms of the facility, Crown Castle may use up to $100 million of borrowings for stock purchases and dividends. Borrowings under the facility will bear interest at a rate per annum of 200 to 275 basis points (based on interest expense coverage) plus LIBOR. Crown Castle currently has $145 million drawn under the credit facility, which was used to fund the Trintel acquisition.

OUTLOOK

The following statements and outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.76 US dollars to 1.00 Australian dollars. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

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The following table sets forth Crown Castle’s current outlook for the fourth quarter of 2005 and full year 2005:

(dollars in millions)	Fourth Quarter 2005	Full Year 2005
Site Rental Revenue	$155 to 157	$595 to 597
Site Rental Cost of Operations	$50 to 52	$195 to 197
Site Rental Gross Margin	$104 to 106	$399 to 401
Adjusted EBITDA	$87 to 89	$332 to 334
Interest Expense	$28 to 30	$131 to 133
Sustaining Capital Expenditures	$3 to 5	$12 to 14
Recurring Cash Flow	$54 to 56	$186 to 188

Revenue Generating Capital Expenditures:
Revenue Enhancing on Existing Sites	$5 to 7	$19 to 21
Land Purchases	$5 to 7	$9 to 11
New Site Construction	$4 to 6	$15 to 17
Total Revenue Generating Capital Expenditures	$14 to 20	$43 to 49

The following table sets forth Crown Castle’s current outlook for full year 2006:

(dollars in millions)	Full Year 2006
Site Rental Revenue	$655 to 665
Site Rental Cost of Operations	$208 to 212
Site Rental Gross Margin	$445 to 455
Adjusted EBITDA	$370 to 380
Interest Expense	$115 to 120
Sustaining Capital Expenditures	$11 to 15
Recurring Cash Flow	$235 to 245

Crown Castle has not provided outlook for 2006 capital expenditures, except for sustaining capital expenditures. Crown Castle expects to invest approximately $450 million to $500 million during 2006, which it expects to fund from recurring cash flow and borrowings of five to seven times its expected growth in Adjusted EBITDA. These investments are likely to consist of capital expenditures on existing towers, the purchase of land beneath existing towers, the construction of

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new towers, the acquisition of towers, the purchase of common stock, and the redemption of the 8 1/4% Convertible Preferred Stock that would eliminate potential share dilution. Crown Castle’s 2006 Outlook for interest expense does not include the impact of potential borrowings.

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Thursday, October 27, 2005, at 10:30 a.m. eastern time to discuss third quarter results and Crown Castle’s outlook. Please dial 303-205-0044 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Thursday, October 27, 2005, through 11:59 p.m. eastern time on Thursday, November 3, 2005, and may be accessed by dialing 303-590-3000 using pass code 11041238#. An audio archive will also be available on the company’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,000 and 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-Cash Compensation

Crown Castle incurs non-cash compensation charges related to the issuance of restricted stock and stock options to certain employees and executives. Beginning in the first quarter of 2005 and in accordance with the provisions of SEC Staff Accounting Bulletin No. 107, Crown Castle is classifying all non-cash compensation as components of cost of operations and general and administrative costs. In prior periods, Crown Castle had shown non-cash compensation as a separate line-item on its income statement. Prior period amounts of non-cash compensation have been reclassified for comparison purposes.

Summary of Non-Cash Amounts In Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

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A summary of the non-cash portions of our site rental revenues, ground lease expense and resulting impact on site rental gross margins is as follows:

(dollars in thousands)	For the Three Months Ended September 30, 2005
Non-Cash portion of site rental revenues:
Amounts attributable to rent-free periods	$1,575
Amounts attributable to straight-line recognition of fixed escalations	$2,515

$4,090
Non-Cash portion of ground lease expense:
Amounts attributable to straight-line recognition of fixed escalations	$3,793
Non-Cash compensation charges	504

Non-Cash impact on site rental gross margins:	$(207)

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, credit (provision) for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating non-cash compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment, securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures: Adjusted EBITDA is computed as follows:

	For the Three Months Ended
(dollars in thousands)	September 30, 2005	September 30, 2004
Net income (loss)	$(28,066)	$450,656
Income (loss) from discontinued operations, net of tax	1,497	(509,140)
Minority interests	(904)	544
Credit (provision) for income taxes	117	(6,856)
Interest expense and amortization of deferred financing costs	28,600	52,281
Interest and other income (expense)	(617)	13,552
Depreciation, amortization and accretion	72,192	69,925
Operating non-cash compensation charges	11,816	1,442
Asset write-down charges	1,161	—
Restructuring charges (credits)	—	(445)

Adjusted EBITDA	$85,796	$71,959

Recurring Cash Flow is computed as follows:

	For the Three Months Ended
(dollars in thousands)	September 30, 2005	September 30, 2004
Net cash provided by operating activities	$47,167	$20,705
Add: Other adjustments(1)	10,032	(1,027)
Less: Sustaining capital expenditures	(3,468)	(1,433)

Recurring Cash Flow	$53,731	$18,245

(1)	Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Recurring Cash Flow per share is computed as follows:

	For the Three Months Ended
(dollars and shares in thousands)	September 30, 2005	September 30, 2004
Recurring Cash Flow	$53,731	$18,245
Weighted average common shares outstanding	215,664	222,841

Recurring Cash Flow per share	$0.25	$0.08

Sustaining Capital Expenditures is computed as follows:

	For the Three Months Ended
(dollars in thousands)	September 30, 2005	September 30, 2004
Capital expenditures	$16,867	$9,563
Less: Revenue enhancing on existing sites	(5,495)	(4,937)
Less: Land purchases	(2,868)	(1,917)
Less: New site construction	(5,036)	(1,276)

Sustaining Capital Expenditures	$3,468	$1,433

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Adjusted EBITDA for the quarter ending December 31, 2005 and the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Net income (loss)	$(24) to (11)	$(408) to (394)	$(78) to (33)
Minority interests	(1) to (2)	(4) to (5)	0 to (5)
Credit (provision) for income taxes	0.1 to 0.2	0.5 to 0.6	0 to 1
Interest expense and amortization of deferred financing costs	28 to 30	131 to 133	115 to 120
Interest and other income (expense)	0 to 2	285 to 287	0 to 5
Depreciation, amortization and accretion	72 to 77	289 to 294	290 to 315
Operating non-cash compensation charges	1 to 2	16 to 17	4 to 6
Asset write-down charges	0 to 2	2 to 4	4 to 6
Restructuring charges (credits)	—	8 to 9	—

Adjusted EBITDA	$87 to 89	$332 to 334	$370 to 380

Recurring Cash Flow for the quarter ending December 31, 2005 and the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Net cash provided by operating activities	$54 to 59	$163 to 168	$226 to 260
Add: Other adjustments(1)	0 to 5	30 to 39	0 to 20
Less: Sustaining capital expenditures	(3) to (5)	(12) to (14)	(11) to (15)

Recurring Cash Flow	$54 to 56	$186 to 188	$235 to 245

(1) Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Other Calculations:

Sustaining Capital Expenditures for the quarter ending December 31, 2005 and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook
Capital expenditures	$17 to 25	$55 to 63
Less: Revenue enhancing on existing sites	(5) to (7)	(19) to (21)
Less: Land purchases	(5) to (7)	(9) to (11)
Less: New site construction	(4) to (6)	(15) to (17)

Sustaining Capital Expenditures	$3 to 5	$12 to 14

Site Rental Gross Margin for the quarter ending December 31, 2005 and for the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Site rental revenue	$155 to 157	$595 to 597	$655 to 665
Less: Site rental cost of operations	(50) to (52)	(195) to (197)	(208) to (212)

Site Rental Gross Margin	$104 to 106	$399 to 401	$445 to 455

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Recurring Cash Flow for the quarter ending December 31, 2005 and for the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Adjusted EBITDA	$87 to 89	$332 to 334	$370 to 380
Less: Interest expense	(28) to (30)	(131) to (133)	(115) to (120)
Less: Sustaining capital expenditures	(3) to (5)	(12) to (14)	(11) to (15)

Recurring Cash Flow	$54 to 56	$186 to 188	$235 to 245

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) growth in our business, demand for our towers and leasing rates and activity, (ii) investments, including the availability of appropriate investments and the impact of and return on our investments, (iii) currency exchange rates, (iv) site rental revenue, (v) customer payments, (vi) site rental cost of operations, (vii) site rental gross margin, (viii) Adjusted EBITDA, (ix) interest expense, (x) sustaining capital expenditures, (xi) recurring cash flow (including recurring cash flow per share), (xii) revenue enhancing capital expenditures on existing sites, (xiii) land purchases, (xiv) new site construction, and (xv) revenue generating capital expenditures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.
•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.
•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.
•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
•	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.
•	Technology changes may significantly reduce the demand for site leases and negatively impact the growth in our revenues.
•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.
•	We may need additional financing, which may not be available, for strategic growth opportunities.
•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests
•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
•	We are heavily dependent on our senior management.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
•	Disputes with customers and suppliers may adversely affect results.

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Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenues:
Site rental	$152,260	$135,229	$440,053	$397,916
Network services and other	19,457	14,956	56,454	47,907

Total net revenues	171,717	150,185	496,507	445,823

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental (including non-cash compensation charges)	50,029	45,804	145,468	136,024
Network services and other (including non-cash compensation charges)	13,333	10,717	39,204	33,858

Total costs of operations	63,362	56,521	184,672	169,882

General and administrative (including non-cash compensation charges)	33,484	22,936	79,921	72,569
Corporate development	891	211	2,110	1,021
Restructuring charges (credits) (including non-cash compensation charges)	—	(445)	8,477	(478)
Asset write-down charges	1,161	—	2,152	3,816
Depreciation, amortization and accretion	72,192	69,925	217,076	211,141

Operating income (loss)	627	1,037	2,099	(12,128)
Interest and other income (expense)	617	(13,552)	(285,035)	(40,279)
Interest expense and amortization of deferred financing costs	(28,600)	(52,281)	(103,262)	(166,171)

Loss from continuing operations before income taxes and minority interests	(27,356)	(64,796)	(386,198)	(218,578)
Benefit (provision) for income taxes	(117)	6,856	(408)	5,519
Minority interests	904	(544)	2,977	(952)

Loss from continuing operations	(26,569)	(58,484)	(383,629)	(214,011)
Income (loss) from discontinued operations, net of tax	(1,497)	509,140	(649)	537,250

Net income (loss)	(28,066)	450,656	(384,278)	323,239
Dividends on preferred stock .	(9,429)	(9,836)	(28,650)	(28,864)

Net loss after deduction of dividends on preferred stock	$(37,495)	$440,820	$(412,928)	$294,375

Per common share – basic and diluted:
Loss from continuing operations	$(0.17)	$(0.31)	$(1.88)	$(1.10)
Income from discontinued operations	—	2.29	—	2.43

Net income (loss)	$(0.17)	$1.98	$(1.88)	$1.33

Common shares outstanding – basic and diluted	215,664	222,841	219,167	221,329

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental	$95,012	$82,756	$272,384	$241,570
Network services and other	(9,216)	(10,797)	(27,463)	(29,359)

Total Adjusted EBITDA	$85,796	$71,959	$244,921	$212,211

Non-cash compensation charges:
Site rental non-cash compensation charges	$504	$50	$622	$342
Network services non-cash compensation charges	246	25	305	173
General and administrative non-cash compensation charges	11,066	1,367	14,190	9,345

Total operating non-cash compensation charge	11,816	1,442	15,117	9,860
Restructuring non-cash compensation charges	—	—	6,424	—

Total non-cash compensation charges from continuing operations	$11,816	$1,442	$21,541	$9,860

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (in thousands)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$71,350	$566,707
Receivables, net of allowance for doubtful accounts	15,243	28,366
Inventories	3,732	4,781
Deferred site rental receivable	5,354	6,395
Prepaid expenses and other current assets	34,300	28,771
Restricted cash (including amounts returned on October 15, 2005 of $24,905)	77,542	—
Assets of discontinued operations	—	3,693

Total current assets	207,521	638,713
Restricted cash	3,154	—
Property and equipment, net of accumulated depreciation	3,326,801	3,368,166
Goodwill	341,936	333,718
Deferred site rental receivable	90,875	84,928
Deferred financing costs and other assets, net of accumulated amortization	192,684	145,997

	$4,162,971	$4,571,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,064	$12,168
Accrued interest	6,323	43,308
Accrued compensation and related benefits	12,554	15,445
Deferred rental revenues and other accrued liabilities	109,966	116,326
Liabilities of discontinued operations	—	568
Long-term debt, current maturities	145,000	97,250

Total current liabilities	284,907	285,065
Long-term debt, less current maturities	1,975,686	1,753,148
Deferred ground lease payable	127,607	116,874
Other liabilities	38,954	44,302

Total liabilities	2,427,154	2,199,389

Minority interests	27,516	30,468
Redeemable preferred stock	509,043	508,040
Stockholders’ equity	1,199,258	1,833,625

	$4,162,971	$4,571,522

Note:	In accordance with the Indenture Agreement governing the Notes, all rental cash receipts for the month are restricted and held by the trustee. Amounts in excess of reserve balances as calculated by the trustee are returned to the Company on the 15th of the subsequent month.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$(384,278)	$323,239
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	217,076	211,141
Losses on purchases of long-term debt	283,797	38,253
Amortization of deferred financing costs and discounts on long-term debt	4,174	7,978
Non-cash compensation charges	21,541	9,860
Asset write-down charges	2,152	3,816
Minority interests	(2,977)	952
Equity in losses and write-downs of unconsolidated affiliates	3,365	3,991
Loss (income) from discontinued operations	649	(537,250)
Interest rate swap termination payment	655	—
Amortization of interest rate swap payment	286	—
Changes in assets and liabilities:
Increase (decrease) in accrued interest	(36,985)	(16,504)
Increase (decrease) in accounts payable	(1,080)	(1,040)
Increase (decrease) in deferred rental revenues, deferred ground lease payables and other liabilities	(2,336)	1,257
Decrease (increase) in receivables	12,984	6,291
Decrease (increase) in inventories, prepaid expenses, deferred site rental receivable and other assets	(10,285)	(5,808)

Net cash provided by (used for) operating activities	108,738	46,176

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	1,968	2,726
Capital expenditures	(38,799)	(28,807)
Investments in affiliates and other	(55,034)	(11,119)
Maturities of investments	—	250,100
Purchases of investments	—	(375,000)
Acquisitions of assets	(144,580)	—

Net cash provided by (used for) investing activities	(236,445)	(162,100)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,900,000	—
Proceeds from issuance of capital stock	37,044	30,074
Purchases and redemption of long-term debt	(1,848,222)	(267,359)
Borrowings under revolving credit agreements	145,000	—
Payments under revolving credit agreements	(180,000)	(15,000)
Purchases of capital stock	(292,718)	(52,990)
Principal payments on long-term debt	—	(1,289,750)
Incurrence of financing costs	(31,973)	(444)
Initial funding of restricted cash	(48,873)	—
Net (increase) decrease in restricted cash	(31,823)	—

News Release continued:	Page 14 of 14

Interest rate swap payments	(6,381)	—
Dividends on preferred stock	(13,220)	—

Net cash provided by (used for) financing activities	(371,166)	(1,595,469)

Effect of exchange rate changes on cash	(457)	(105)
Discontinued operations	3,973	2,058,919

Net decrease in cash and cash equivalents	(495,357)	347,421
Cash and cash equivalents at beginning of period	566,707	409,584

Cash and cash equivalents at end of period	$71,350	$757,005

Supplemental disclosure of cash flow information:
Interest paid	$132,748	$172,376
Income taxes paid	7,408	481

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $     thousands)

	Quarter Ended 12/31/04				Quarter Ended 3/31/05				Quarter Ended 6/30/05				Quarter Ended 9/30/05
	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC
Revenues
Site Rental	128,838	10,711	—	139,549	130,692	10,173	61	140,926	133,540	13,260	67	146,867	139,797	12,399	64	152,260
Services	16,907	1,003	76	17,986	14,138	2,041	—	16,179	19,082	1,736	—	20,818	17,519	1,938	—	19,457

Total Revenues	145,745	11,714	76	157,535	144,830	12,214	61	157,105	152,622	14,996	67	167,685	157,316	14,337	64	171,717

Operating Expenses
Site Rental	43,474	4,655	—	48,129	43,011	4,590	79	47,680	43,250	4,387	122	47,759	45,653	4,261	115	50,029
Services	11,494	825	575	12,894	10,277	915	276	11,468	13,092	924	387	14,403	12,048	754	531	13,333

Total Operating Expenses	54,968	5,480	575	61,023	53,288	5,505	355	59,148	56,342	5,311	509	62,162	57,701	5,015	646	63,362

General & Administrative
Site Rental	4,629	3,039	—	7,668	4,472	2,836	—	7,308	4,657	3,256	—	7,913	4,997	2,835	—	7,832
Services	16,303	—	1,125	17,428	14,587	—	652	15,239	15,199	—	778	15,977	24,268	—	1,384	25,652

Total General & Administrative	20,932	3,039	1,125	25,096	19,059	2,836	652	22,547	19,856	3,256	778	23,890	29,265	2,835	1,384	33,484
Operating Cash Flow	69,845	3,195	(1,624)	71,416	72,483	3,873	(946)	75,410	76,424	6,429	(1,220)	81,633	70,350	6,487	(1,966)	74,871
Corporate Development	434	—	—	434	—	—	432	432	—	—	787	787	—	—	891	891
Add: Non-Cash Compensation	3,212	16	—	3,228	1,506	14	28	1,548	1,513	107	133	1,753	11,048	109	659	11,816

Adjusted EBITDA	72,623	3,211	(1,624)	74,210	73,989	3,887	(1,350)	76,526	77,937	6,536	(1,874)	82,599	81,398	6,596	(2,198)	85,796

	Quarter Ended 12/31/04				Quarter Ended 3/31/05				Quarter Ended 6/30/05				Quarter Ended 9/30/05
	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC
Gross Margins:
Site Rental	66%	57%	N/M	66%	67%	55%	N/M	66%	68%	67%	N/M	67%	67%	66%	N/M	67%
Services	32%	18%	N/M	28%	27%	55%	N/M	29%	31%	47%	N/M	31%	31%	61%	N/M	31%
Operating Cash Flow Margins	48%	27%	N/M	45%	50%	32%	N/M	48%	50%	43%	N/M	49%	45%	45%	N/M	44%
Adjusted EBITDA Margin	50%	27%	N/M	47%	51%	32%	N/M	49%	51%	44%	N/M	49%	52%	46%	N/M	50%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $     thousands)

	Quarter Ended
	12/31/2004	3/31/2005	6/30/2005	9/30/2005
Net income (loss)	$(88,129)	$(128,761)	$(227,451)	$(28,066)
Income (loss) from discontinued operations, net of tax	1,065	1,499	(2,347)	1,497
Minority interests	(1,154)	(1,275)	(798)	(904)
Credit (provision) for income taxes	149	144	147	117
Interest expense, amortization of deferred financing costs	40,599	39,269	35,393	28,600
Interest and other income (expense)	37,985	83,017	202,635	(617)
Depreciation, amortization and accretion	72,424	72,172	72,712	72,192
Operating non-cash compensation charges	3,228	1,548	1,753	11,816
Asset write-down charges	3,836	436	555	1,161
Restructuring charges (credits)	4,207	8,477	—	—

Adjusted EBITDA	$74,210	$76,526	$82,599	$85,796

CCI FACT SHEET Q3 2005

$     in thousands

	Q3 '04	Q3 '05		% Change
CCUSA
Site Rental Revenue	$125,546	$139,797		11%
Ending Sites	10,609	11,070		4%

CCAL
Site Rental Revenue	$9,683	$12,399		28%
Ending Sites	1,388	1,386		0%

CC EmB
Site Rental Revenue	$—	64		N/A
Ending Sites	—	—		N/A

TOTAL CCIC
Site Rental Revenue	$135,229	$152,260		13%
Ending Sites	11,997	12,456		4%

Ending Cash and Investments	$757,005	$71,350	*

Debt
Bank Debt	$180,000	$145,000
Tower Revenue Notes & Bonds	$1,718,847	$1,975,686
6 1/4% & 8 1/4% Convertible Preferred Stock	$507,706	$509,043

Total Debt	$2,406,553	$2,629,729

Leverage Ratios
Net Bank Debt / EBITDA	N/A	N/A
Net Bank Debt + Bonds / EBITDA	4.0X	6.0X
Total Net Debt / EBITDA	5.7X	7.5X
Last Quarter Annualized Adjusted EBITDA	287,836	$343,184

*Excludes	Restricted Cash of $80.7 million